EXHIBIT A

PRICE FUNDS QUARTERLY COMPLIANCE REPORT

JOINT BROKERS BLANKET BOND
31-Aug-2011

Portfolio/ Fund	Gross Assets of Portfolio Fund		% of Fund Assets	SEC Min. Amount of Bond
T. Rowe Price Institutional Equity Funds, Inc.		6,627,153,770	1.82%	2,500,000
T. Rowe Price Institutional Mid-Cap Equity Growth Fund (MCE)	1,772,430,127
T. Rowe Price Institutional Small-Cap Stock Fund (SCI)	484,766,493
T. Rowe Price Institutional Large-Cap Value Fund (LCV)	616,546,980
T. Rowe Price Institutional Large-Cap Core Growth Fund (LCC)	258,569,846
T. Rowe Price Institutional Large-Cap Growth Fund (LCG)	2,869,630,055
T. Rowe Price Institutional U.S. Structured Research Fund (IUS/IRF)	554,539,024
T. Rowe Price Institutional Concentrated International Equity (ICE)	7,197,574
T. Rowe Price Institutional International Core Equity Fund (IIC)	63,473,671
T. Rowe Price Institutional Income Funds, Inc.		3,294,482,970	0.90%	2,300,000
T. Rowe Price Institutional Core Plus Fund (ICP)	157,661,305
T. Rowe Price Institutional Floating Rate Fund (IFR)	1,676,335,718
T. Rowe Price Institutional High Yield Fund (HYI)	1,460,485,947
T. Rowe Price Institutional International Funds, Inc.		1,572,571,085	0.43%	1,500,000
T. Rowe Price Institutional Africa & Middle East Fund	108,516,703
T. Rowe Price Institutional International Growth Equity Fund (FEF)	69,913,440
T. Rowe Price Institutional Emerging Markets Equity Fund (IEM)	816,552,139
T. Rowe Price Institutional Emerging Markets Bond Fund (IEB)	193,359,630
T. Rowe Price Institutional Global Equity (IGE)	161,948,139
T. Rowe Price Institutional Global Large-Cap Equity Fund (IGL)	55,670,854
T. Rowe Price Institutional International Bond (IIB)	166,610,180
Reserve Investment Funds, Inc.		13,252,836,208	3.64%	2,500,000
Reserve Investment Fund (RES)	12,234,150,434
Government Reserve Investment Fund (GRS)	1,018,685,774
T. Rowe Price Balanced Fund, Inc. (BAL)	3,024,695,315	3,024,695,315	0.83%	2,100,000
T. Rowe Price Blue Chip Growth Fund, Inc. (BCG)	11,362,448,780	11,362,448,780	3.12%	2,500,000
T. Rowe Price California Tax-Free Income Trust		419,655,284	0.12%	750,000
California Tax-Free Bond Fund (CAB)	338,260,811
California Tax-Free Money Fund (CAM)	81,394,473
T. Rowe Price Capital Appreciation Fund (CAF)	10,819,042,540	10,819,042,540	2.97%	2,500,000
T. Rowe Price Capital Opportunity Fund, Inc. (COF)	282,937,701	282,937,701	0.08%	750,000
T. Rowe Price Corporate Income Fund, Inc. (CIF)	720,410,478	720,410,478	0.20%	900,000
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc. (DMG)	178,034,780	178,034,780	0.05%	600,000

T. Rowe Price Diversified Small-Cap Growth	184,074,481	184,074,481	0.05%	600,000
Fund, Inc. (DSG)
T. Rowe Price Dividend Growth Fund, Inc. (DGF)	1,904,711,274	1,904,711,274	0.52%	1,500,000
T. Rowe Price Equity Income Fund (EIF)	20,720,284,511	20,720,284,511	5.68%	2,500,000

Portfolio/ Fund	Gross Assets of Portfolio Fund		Fund Assets	Amount of Bond
T. Rowe Price Equity Series, Inc.		2,151,758,331	0.59%	1,700,000
T. Rowe Price Blue Chip Growth Portfolio (BCP)	201,327,925
T. Rowe Price Equity Income Portfolio (EIP)	1,280,032,281
T. Rowe Price Equity Index 500 Portfolio (EXP)	7,928,888
T. Rowe Price Health Sciences Portfolio (HSP)	69,590,681
T. Rowe Price Mid-Cap Growth Portfolio (MGP)	325,581,604
T. Rowe Price New America Growth Portfolio (NAP)	124,035,230
T. Rowe Price Personal Strategy Balanced Portfolio (PSP)	143,261,722
T. Rowe Price Financial Services Fund, Inc. (FSF)	275,268,539	275,268,539	0.08%	750,000
T. Rowe Price Fixed Income Series, Inc.		203,070,729	0.06%	600,000
T. Rowe Price Limited-Term Bond Portfolio (LTP)	175,184,811
Prime Reserve Portfolio (PRP)	27,885,918
T. Rowe Price Floating Rate Fund (FRI)	36,405,682	36,405,682	0.01%	350,000
T. Rowe Price GNMA Fund (GMA)	1,861,634,733	1,861,634,733	0.51%	1,500,000
T. Rowe Price Global Real Estate Fund, Inc. (GRE)	46,742,567	46,742,567	0.01%	350,000
T. Rowe Price Global Technology Fund, Inc. (GTF)	479,545,009	479,545,009	0.13%	750,000
T. Rowe Price Growth & Income Fund, Inc. (GIF)	1,058,117,694	1,058,117,694	0.29%	1,250,000
T. Rowe Price Growth Stock Fund, Inc. (GSF)	25,219,493,554	25,219,493,554	6.92%	2,500,000
T. Rowe Price Health Sciences Fund (HSF)	2,967,111,453	2,967,111,453	0.81%	1,900,000
T. Rowe Price High Yield Fund, Inc. (HYF)	7,857,725,158	7,857,725,158	2.16%	2,500,000
T. Rowe Price Index Trust, Inc.		14,215,150,673	3.90%	2,500,000
T. Rowe Price Equity Index 500 Fund (EXF)	13,335,613,961
T. Rowe Price Total Equity Market Index Fund (TMX)	527,723,014
T. Rowe Price Extended Equity Market Index Fund (XMX)	351,813,698
T. Rowe Price Inflation Focused Bond (IFB)	2,722,935,776	2,722,935,776	0.75%	1,900,000
T. Rowe Price Inflation-Protected Bond Fund, Inc. (IPB)	400,262,733	400,262,733	0.11%	750,000
T. Rowe Price International Funds, Inc.		35,938,127,100	9.86%	2,500,000
T. Rowe Price Africa & Middle East Fund (AME/INTEQ)	160,170,234
T. Rowe Price Emerging Europe & Mediterranean Fund (EEM)	567,964,331
T. Rowe Price Emerging Markets Bond Fund (EMB)	2,855,623,430
T. Rowe Price Emerging Markets Local Currency Bond (EML)	38,502,730
T. Rowe Price Emerging Markets Stock Fund (EMS)	5,543,937,694
T. Rowe Price European Stock Fund (ESF)	732,033,126
T. Rowe Price Global Infrastructure Fund (GNA)	43,387,752
T. Rowe Price Global Large-Cap Stock Fund (GLE)	57,704,195

T. Rowe Price Global Stock Fund (GLS)	644,077,038
T. Rowe Price International Bond Fund (IBF)	5,444,622,589
T. Rowe Price International Discovery Fund (IDF)	2,590,710,788
T. Rowe Price International Stock Fund (ISF)	6,921,410,680
T. Rowe Price Japan Fund (JAF)	197,225,095
T. Rowe Price Latin America Fund (LAM)	2,380,460,217
T. Rowe Price New Asia Fund (NAS)	4,238,751,858
T. Rowe Price Overseas Stock Fund (OSF)	3,521,545,343
T. Rowe Price International Growth & Income Fund (IGI)	4,036,646,385	4,036,646,385	1.11%	2,500,000

T. Rowe Price International Index Fund, Inc. T. Rowe Price International Equity Index Fund (IXF) Portfolio/ Fund	354,404,213 354,404,213 Gross Assets of Portfolio Fund		0.10% Fund Assets	750,000 Amount of Bond
T. Rowe Price International Series, Inc.		281,776,653	0.08%	750,000
T. Rowe Price International Stock Portfolio (ISP)	281,776,653
T. Rowe Price Media & Telecommunications Fund, Inc. (MTF)	1,957,621,653	1,957,621,653	0.54%	1,500,000
T. Rowe Price Mid-Cap Growth Fund, Inc. (MCG)	17,856,258,153	17,856,258,153	4.90%	2,500,000
T. Rowe Price Mid-Cap Value Fund, Inc. (MCV)	8,497,281,423	8,497,281,423	2.33%	2,500,000
T. Rowe Price New America Growth Fund (NAG)	2,040,348,802	2,040,348,802	0.56%	1,700,000
T. Rowe Price New Era Fund, Inc. (NEF)	5,221,578,145	5,221,578,145	1.43%	2,500,000
T. Rowe Price New Horizons Fund, Inc. (NHF)	7,592,233,866	7,592,233,866	2.08%	2,500,000
T. Rowe Price New Income Fund, Inc. (NIF)	14,637,019,684	14,637,019,684	4.02%	2,500,000
T. Rowe Price Personal Strategy Funds, Inc.		3,616,381,880	0.99%	2,300,000
T. Rowe Price Personal Strategy Balanced Fund (PSB)	1,576,680,585
T. Rowe Price Personal Strategy Growth Fund (PSG)	1,088,732,539
T. Rowe Price Personal Strategy Income Fund (PSI)	950,968,756
T. Rowe Price Prime Reserve Fund, Inc. (PRF)	5,812,944,751	5,812,944,751	1.59%	2,500,000
T. Rowe Price Real Assets Fund (RAF)	2,185,940,616	2,185,940,616	0.60%	1,700,000
T. Rowe Price Real Estate Fund, Inc. (REF)	2,874,781,131	2,874,781,131	0.79%	1,900,000
T. Rowe Price Retirement Funds, Inc.		60,411,064,244	16.57%	2,500,000
T. Rowe Price Retirement Income Fund (RPE)	2,389,913,664
T. Rowe Price Retirement 2005 Fund (RPF)	1,165,890,332
T. Rowe Price Retirement 2010 Fund (RPA)	5,427,715,240
T. Rowe Price Retirement 2015 Fund (RPG)	6,057,584,530
T. Rowe Price Retirement 2020 Fund (RPB)	12,979,913,284
T. Rowe Price Retirement 2025 Fund (RPH)	6,768,071,214
T. Rowe Price Retirement 2030 Fund (RPC)	10,444,662,077
T. Rowe Price Retirement 2035 Fund (RPI)	4,455,420,360
T. Rowe Price Retirement 2040 Fund ( (RPD)	6,833,041,183
T. Rowe Price Retirement 2045 Fund (RPK)	2,290,033,311
T. Rowe Price Retirement 2050 Fund (RPL)	1,301,794,855
T. Rowe Price Retirement 2055 Fund (RPM)	297,024,194
T. Rowe Price Science & Technology Fund, Inc. (STF)	2,752,858,069	2,752,858,069	0.76%	1,900,000
T. Rowe Price Short-Term Bond Fund, Inc. (STB)	6,008,618,522	6,008,618,522	1.65%	2,500,000

T. Rowe Price Small-Cap Stock Fund, Inc. (SCS)	6,555,542,788	6,555,542,788	1.80%	2,500,000
T. Rowe Price Small-Cap Value Fund, Inc. (SCV)	6,675,706,495	6,675,706,495	1.83%	2,500,000
T. Rowe Price Spectrum Fund, Inc.		9,780,647,364	2.68%	2,500,000
Spectrum Income Fund (SPI)	6,075,372,529
Spectrum Growth Fund (SPG)	3,074,598,716
Spectrum International Fund (SPF)	630,676,119

Portfolio/ Fund	Gross Assets of Portfolio Fund		Fund Assets	Amount of Bond
T. Rowe Price State Tax-Free Income Trust		3,821,361,671	1.05%	2,300,000
Georgia Tax-Free Bond Fund (GAB)	181,749,432
Maryland Tax-Free Bond Fund (MDB)	1,775,973,988
Maryland Tax-Free Money Fund (MDM)	145,525,409
Maryland Short-Term Tax-Free Bond Fund (MDS)	237,877,351
New Jersey Tax-Free Bond Fund (NJB)	242,505,617
New York Tax-Free Bond Fund (NYB)	344,411,039
New York Tax-Free Money Fund (NYM)	86,598,449
Virginia Tax-Free Bond Fund (VAB)	806,720,386
T. Rowe Price Strategic Income Fund, Inc.	217,794,024	217,794,024	0.06%	600,000
T. Rowe Price Summit Funds, Inc.		6,294,803,715	1.73%	2,500,000
T. Rowe Price Summit Cash Reserves Fund (SCR)	6,093,004,155
T. Rowe Price Summit GNMA Fund (SGM)	201,799,560
T. Rowe Price Summit Municipal Funds, Inc.		2,492,417,372	0.68%	1,700,000
T. Rowe Price Summit Municipal Money	215,546,752
Market Fund (SMM)
T. Rowe Price Summit Municipal Intermediate	1,733,329,868
Fund (SMT)
T. Rowe Price Summit Municipal Income Fund (SMI)	543,540,752
T. Rowe Price Tax-Efficient Equity Fund, Inc. (TMC)	83,787,619	83,787,619	0.02%	450,000
T. Rowe Price Tax-Exempt Money Fund, Inc. (TEM)	1,003,315,139	1,003,315,139	0.28%	1,250,000
T. Rowe Price Tax-Free High Yield Fund, Inc. (TFH)	1,701,363,364	1,701,363,364	0.47%	1,500,000
T. Rowe Price Tax-Free Income Fund, Inc. (TFI)	2,772,772,218	2,772,772,218	0.76%	1,900,000
T. Rowe Price Tax-Free Short-Intermediate Fund,	1,541,103,627	1,541,103,627	0.42%	1,500,000
Inc. (TFS)
T. Rowe Price U.S. Bond Enhanced Index Fund, Inc. (UBX)	1,177,157,507	1,177,157,507	0.32%	1,250,000
T. Rowe Price U.S. Large-Cap Core Fund, Inc. (LCF)	36,921,966	36,921,966	0.01%	350,000
T. Rowe Price U.S. Treasury Funds, Inc.		2,625,817,833	0.72%	1,900,000
U.S. Treasury Intermediate Fund (USI)	463,074,754
U.S. Treasury Long-Term Fund (USL)	348,686,089
U.S. Treasury Money Fund (UST)	1,814,056,990
T. Rowe Price Value Fund, Inc. (VAL)	11,688,170,728	11,688,170,728	3.21%	2,500,000
Totals	364,481,493,788	364,481,493,788	100.00%	107,500,000

dlk/insur/sec/compAugust2011.xls